Exhibit 32


Certificate of Chief Executive Officer and Principal Accounting Officer as required by 18 U.S.C. Section 1350

In connection with the accompanying Annual Report on Form 10-KSB/A for the fiscal year ended September 30, 2004 (the "Report") of Cadence Resources Corporation ("Cadence") as filed with the Securities and Exchange Commission on January 5, 2005, the undersigned, in his capacity as an officer of Cadence, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cadence.

Dated:  January 28, 2005                /s/Howard M. Crosby
                                       ----------------------------------------
                                       Howard M. Crosby
                                       President and Treasurer


Dated:  January 28, 2005                /s/ John P. Ryan
                                       ----------------------------------------
                                       John P. Ryan
                                       Vice President and Secretary


A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Cadence Resources Corporation and will be retained by Cadence Resources Corporation and furnished to the Securities and Exchange Commission or its staff upon request.